UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 14, 2008

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)	76092 (Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

HKN, Inc. has retained Lantana Oil & Gas Partners (“Lantana”) to market its Operated Working Interest in Main Pass Block 35 in Plaquemines Parish, Louisiana (the “Main Pass 35 Assets”).

The Main Pass 35 Assets consist of 7 linked platforms, 75 oil completions, 6 injection wells, 1 fresh water well, an 8-mile crude oil sales line, with associated gas lift and flow lines.  Interests to be conveyed will be a 90% Operated working interest and 71.75% net revenue interest.  There are 2,760.84 gross acres with speculative 3D seismic coverage on entire property.

The Main Pass 35 Assets have current production of 460 barrels of oil per day (“BOPD”) Gross and 330 BOPD Net (25 proved developed producing (“PDP”) wells), monthly Cash Flow of $942,000 (May 2008), and established infrastructure provides consistent 3rd party handling fees of $1.7 MM per year.

A Reserve Report dated May 1, 2008 shows PDP reserves of 1.455 MMBO with a PV10 of $38.8MM, total Net Proved Reserves of 2.052 MMBOE, with a net PV10 of $60.76 MM, and significant Behind Pipe and Shut-In Reserves.  A deep lead with 31.5 BCF potential has been identified using available speculative 3D seismic.

Per Lantana’s current marketing timetable, bids from qualified and interested potential purchasers will be due August 19, 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, INC.
(Registrant)

Date: July 14, 2008	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Secretary and General Counsel

3